Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 17, 2021, relating to the financial statements of Affirm Holdings, Inc., appearing in the Annual Report on Form 10-K of Affirm Holdings, Inc. for the year ended June 30, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
March 3, 2022